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                                                                    EXHIBIT 99.1

                        CONSENT OF HOEFER & ARNETT, INC.



March 9, 2006

Mr. Ray Davis
Chief Executive Officer
Umpqua Holdings Corporation
Umpqua Bank Plaza
One SW Columbia Street, Suite 1200
Portland, Oregon 97258

Dear Mr. Davis:

Hoefer & Arnett consents to the inclusion of its fairness opinion letter to the Board of Directors of Umpqua Holdings Corporation dated February 7, 2006 in Umpqua Holdings Corporation's Form S-4 filing with the Securities and Exchange Commission.

Sincerely,

/s/ Hoefer & Arnett, Inc.

HOEFER & ARNETT, INC.